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                      SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.



                                   FORM 8-K



                                CURRENT REPORT



                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934





                                  January 8, 1999
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)





                                  ASHA CORPORATION
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               Exact name of Registrant as Specified in its Charter



        Delaware                   0-16176               84-1016459
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State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation              Number                   Number



              600 C Ward Drive, Santa Barbara, California  93111
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          Address of Principal Executive Offices, Including Zip Code




                                (805) 683-2331
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               Registrant's Telephone Number, Including Area Code









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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On January 8, 1999, ASHA Corporation (the "Company") acquired all of the outstanding stock of McLaren Engines, Inc. ("McLaren") in exchange for 150,000 shares of the Company's authorized but unissued Common Stock. The acquisition was made pursuant to the terms of a Stock Purchase Agreement among the Company, McLaren and the shareholders of McLaren.

     Immediately prior to the acquisition, the Company assisted McLaren to complete a reorganization in which McLaren redeemed the stock of its two shareholders and issued new shares to McLaren's employees. The Company loaned McLaren $1,355,000 and McLaren borrowed $2,454,000 from an unaffiliated bank to complete this reorganization.

     McLaren was founded in 1969 as the U.S. base for the McLaren Racing Team, and is currently involved in designing, fabricating, developing, validating and certifying engines and related products for over 100 automotive Tier I and
OEM companies throughout the world.   McLaren's operations are based in a
56,000 square foot office and laboratory facility in Livonia, Michigan. McLaren has approximately 48 employees.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. The financial statements of McLaren Engines, Inc. will be filed by amendment.

     (b) PRO FORMA FINANCIAL INFORMATION. The pro forma financial information will be filed by amendment.

     (c)  EXHIBITS.   The following exhibits are filed herewith:

EXHIBIT
NUMBER     DESCRIPTION                      LOCATION

 10.1      Stock Purchase Agreement with    Filed herewith electronically
           McLaren Engines, Inc.

 10.2      Loan Agreement with McLaren      Filed herewith electronically
           Engines, Inc.


                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   ASHA CORPORATION



Dated: January 21, 1999            By:/s/ John C. McCormack
                                      John C. McCormack, President




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